Report of Independent Registered
Public Accounting Firm





To the Shareholders and

Board of Trustees of

AARP Funds



In planning and performing
 our audits of the financial
statements of AARP Conservative
 Fund  AARP Moderate Fund
AARP Aggressive Fund
AARP Income Fund and AARP
Money Market Fund  each a series
 of AARP Funds  as of and for
the year or periods ended
June 30  2007  in
accordance with the standards
 of the Public Company
Accounting Oversight Board
 United States  we considered
its internal control over
financial reporting  including
 control activities for
safeguarding securities
 as a basis for designing our
auditing procedures for the
purpose of expressing our
opinion on the financial
statements and to comply with
he requirements of Form
NSAR  but not for the
purpose of expressing an
opinion on the effectiveness
of AARP Funds  internal
 control over financial reporting
Accordingly we express no such
 opinion


The management of AARP Funds
is responsible for establishing
 and maintaining effective
internal control over financial
 reporting   In fulfilling this
responsibility  estimates and
judgments by management are
 required to assess the expected
 benefits and related costs of
controls   A companys internal
control over financial reporting
is a process designed to provide
 reasonable assurance regarding
 the reliability of financial
 reporting and the preparation
 of financial
statements for external purposes
 in accordance with U S
 generally accepted accounting
principles   Such internal control
 includes policies and procedures
 that provide reasonable
assurance regarding prevention
 or timely detection of
unauthorized acquisition  use
or disposition of a companys
assets that could have a
material effect on the
 financial statements



Because of its inherent
 limitations  internal control
 over financial reporting may
not prevent or
detect misstatements   Also
 projections of any evaluation
 of effectiveness to future
 periods are subject to the
 risk that controls may become
 inadequate because of changes
 in conditions  or that
the degree of compliance with
 the policies or procedures
may deteriorate



A control deficiency exists
when the design or operation
 of a control does not allow
 management or employees
in the normal course of
performing their assigned
 functions  to prevent or detect
misstatements on a timely basis
   A significant deficiency is
a control deficiency or combination
of control deficiencies  that
adversely affects the companys
ability to initiate  authorize
 record process or report
 external financial data
reliably in accordance with
U  S   generally accepted
accounting principles such
 that there is more than a
remote likelihood that a
misstatement of the
companys annual or interim
 financial statements that
 is more than inconsequential
 will not be
prevented or detected
 A material weakness is a
significant deficiency  or
combination of significant
 deficiencies  that results
 in more than a remote
likelihood that a material
 misstatement of the annual
or interim financial statements
 will not be prevented or detected



Our consideration of AARP Funds
  internal control over financial
 reporting was for the limited
purpose described in the first
paragraph and would not necessarily
disclose all deficiencies in
internal control that might be
significant deficiencies or
material weaknesses under standards


established by the Public Company
 Accounting Oversight Board
 United States    However  we
noted no deficiencies in AARP
Funds  internal control over
financial reporting and its operation
including controls for safeguarding
securities that we consider to be
a material weakness as
defined above as of June 30  2007



This report is intended
 solely for the information
 and use of management and the
 Board of Trustees of AARP Funds
 and the Securities and Exchange
 Commission and is not intended
to be and should not be used by
 anyone other than these specified
parties




Boston  Massachusetts

August 20  2007